UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On July 26, 2022, LogicMark, Inc. (the “Company”) released a text message, the purpose of which was to provide the Company’s stockholders who have accounts with Broadridge Financial Solutions, Inc. and Mediant Communications Inc., with a text (the “Text”) regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”) and to encourage stockholders to vote on the proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”).

The Text supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022, July 21, 2022, July 25, 2022 and July 26, 2022.

Below is a copy of the Text:

Help LogicMark improve business operations, reduce dilution of shares and manage costs.  Call 888-742-1305 to vote your proxy FOR Reply STOP to Opt Out

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).